IA Policies and Procedures Manual

to Current

Code of Ethics

Policy

Ascentia Capital Partners, LLC, consistent with industry best practices and SEC requirements (SEC Rule 204A-

1 under the Advisers Act and Rule 17j-1 under the Investment Company Act, which is applicable if the firm acts as investment adviser to a registered investment company), has adopted a written Code of Ethics and

Insider Trading Policy (collectively, the “Code) covering all supervised persons. Our firm's Code requires high standards of business conduct, compliance with federal securities laws, reporting and recordkeeping of personal securities transactions and holdings, reviews and sanctions. The firm's current Code of Ethics, and as amended, is incorporated by reference and made a part of these Policies and Procedures.

Background

In July 2004, the SEC adopted Rule 204A-1, which is similar to Rule 17j-1 under the Investment

Company Act. It requires SEC-registered advisers to adopt a code of ethics. The new rule was designed to prevent fraud by reinforcing fiduciary principles that govern the conduct of advisory firms and their personnel.

Among other things, the Rule requires the following:

• establishment of a high ethical standard of business conduct reflecting an adviser's fiduciary obligations;

• compliance with federal securities laws;

• access persons to periodically report personal securities transactions and holdings, with limited exceptions;

• prior approval for any IPO or private placement investments by access persons (approvals granted are usually good for three trading days);

• reporting of violations;

• delivery and acknowledgement of the Code of Ethics by each supervised person;

• reviews and sanctions;

• recordkeeping; and

• summary Form ADV disclosure.

An investment adviser's Code of Ethics and related policies and procedures represent a strong internal control with supervisory reviews to detect and prevent possible insider trading, conflicts of interest and potential regulatory violations.

Responsibility

Mr.McCarty has the primary responsibility for the preparation, distribution, administration, periodic reviews,

monitoring of our Code of Ethics, practices, disclosures, sanctions and recordkeeping.

Procedure

Ascentia Capital Partners, LLC has adopted procedures to implement the firm's policy on personal securities transactions as detailed in our Code of Ethics, reviews to monitor and ensure the firm's policy is observed,

implemented properly and amended, as appropriate. Ascentia Capital Partner's Code of Ethics procedures include the following:

• Formal adoption of the firm's Code by management.

• The Code and any changes to it must be approved by the Fund’s Trustees.

• The Chief Compliance Officer annually distributes the current Code to all supervised persons and to all new supervised persons upon hire.

• Each supervised person must provide the CCO with written acknowledgement of his/her receipt of the firm's Code initially upon hire and annually thereafter.

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• Each Supervised Person must seek pre approval for most securities transactions, and file quarterly reports of all trading activity.

• The Code describes in details the requirements for personal securities trading by Ascentia Supervised

Persons, as well as other restrictions on conduct, such as outside employment and acceptance of gifts

• The Chief Compliance Officer, with other designated officer(s), annually reviews the firm's Code of

Ethics and updates the Code of Ethics as may be appropriate.

• The Chief Compliance Officer and/or his designee, periodically reviews access persons' personal securities transactions/holdings reports.

• The Chief Compliance Officer, or his/her designee, retains relevant Code of Ethics records as required,

including but not limited to, Codes of Ethics, as amended from time to time,

acknowledgement/certification forms, initial and annual holdings reports, quarterly reports of personal securities transactions, violations ands sanctions, among others.

• The firm provides initial and periodic education about the Code of Ethics, and each person's responsibilities and reporting requirements, under the Code of Ethics.

• The firm's Form ADV Part II is amended and periodically reviewed by the Chief Compliance Officer to appropriately disclose and offer to deliver a summary of the firm's Code of Ethics upon request by any client or prospective client of Ascentia Capital Partners, LLC.

• The Chief Compliance Officer is responsible for receiving and responding to any client requests for the firm's Code of Ethics and maintaining required records.

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